UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

GB Sciences, Inc.
(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

205 W. Russell Road, Suite 240
Las Vegas,Nevada89148
(Address of Principal Executive Offices) (Zip Code)

(866) 721-0297
Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐	Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers.

Dr. Andrea Small-Howard has overseen the day-to-day operations of the company in her role as President for the past three years. She was promoted to CEO, CFO and Chairman of the Board as a part of their succession plan, which was created due to the failing health of Mr. John Poss. GB Sciences is saddened at the passing of Mr. John Poss. Mr. Poss had battled through serious health issues and had served the company very well since 2015. Fortunately, Mr. Poss had spent years preparing Dr. Small-Howard for her expanded role as CEO, CFO and Chairman, which roles fell to her upon the passing of Mr. Poss on July 10, 2024. In addition, Dr. Small-Howard will continue to leverage her expertise in bringing novel biopharmaceutical products from ideation through commercialization. Dr. Small-Howard is a founding board member of GB Sciences, and she is the architect of the strategic vision at GB Sciences to make safe, effective, and standardized cannabinoid medicines available to patients where their use can be supported with rigorous evidence.

GB Sciences is grateful to Mr. John Poss for his many years of service. He joined GB Sciences as the chief financial officer in August of 2015, prior to serving as GB Sciences’ CEO and Chairman for eight years.

SIGNATURE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation
Dated: July 16, 2024	By:	/s/ Dr. Andrea Small-Howard
Dr. Andrea Small-Howard
Chief Executive Officer

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